UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2026
Ategrity Specialty Insurance Company Holdings
(Exact name of registrant as specified in its charter)

Nevada	001-42695	82-4925734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9 West 57th Street, 33rd Floor
New York, NY 10019
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 509-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On February 12, 2026, the Board of Directors authorized a share repurchase program for up to an aggregate amount of $50 million of its outstanding shares of common stock. The timing, volume and nature of repurchases are at the discretion of the Chief Executive Officer and Chief Financial Officer and are subject to market conditions, applicable securities laws and other factors that management may deem relevant. This program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time on the open market, in privately negotiated transactions, through block trades, or otherwise. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATEGRITY SPECIALTY INSURANCE COMPANY HOLDINGS

Date: February 19, 2026	By:	/s/ Neelam Patel
Neelam Patel
Chief Financial Officer